Exhibit 10.42

                   STOCK OPTION AND RESTRICTED STOCK AGREEMENT

            THIS STOCK OPTION AND RESTRICTED STOCK AGREEMENT ("Agreement") made as of the 20th day of November by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the "Company"), and Mr. Robert Mylod ("Executive").

                              W I T N E S S E T H:

            As an inducement to Executive to join the Company, the Board of Directors of the Company has authorized this Agreement. Executive has been granted on November 20, 2000 (the "Grant Date"), subject to execution of this Agreement, (a) a non-qualified stock option (the "Option") to purchase the number of shares of the Company's common stock, par value $.01 per share (the "Shares"), set forth below and (b) the number of restricted Shares (the "Restricted Stock", and together with the Option, the "Grant") set forth below, pursuant to the terms of the Employment Agreement, dated as of November 20, 2000, by and between the Company and Executive (the "Employment Agreement"). Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Employment Agreement. References to the "Board" shall mean the Board of Directors of the Company and references to "Committee" shall mean the Compensation Committee of the Board.

1. The Grant

      (a) Subject to the terms and conditions set forth herein, the Executive is granted (a) an Option to purchase five hundred thousand (500,000) Shares at a per Share exercise price of $2.43750 and (b) seven hundred thousand (700,000) Shares of Restricted Stock. No part of the Option is intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

      (b) The term of the Option shall be ten (10) years from the Grant Date, subject to earlier termination as provided in Section 3 herein. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

      (c) Subject to Section 3 hereof, the Option will vest and become exercisable, as to one-half (1/2) of the Shares subject to the Option on May 20, 2001 and as to the remaining one-half (1/2) of the Shares subject to the Option, pro rata on the 20th day of each month over the eighteen (18) month period immediately following May 20, 2001 (each such date hereinafter referred to as a "Vesting Date"); provided, that on each of such Vesting Dates, Executive has been continuously employed by the Company through such date. For avoidance of doubt, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and vesting shall occur only on the applicable Vesting Date pursuant to this Section 1(c). To the extent the Option has become vested and exercisable, the Option may thereafter be exercised by Executive, in whole or in part, at anytime or from time to time prior to the expiration of the Option as provided herein.

      (d) Subject to Section 3 hereof, the Restricted Stock will vest as to one-half (1/2) of the Shares on May 20, 2001 and as to the remaining one-half (1/2) of the Shares pro rata on the 20th day of each month over the eighteen
(18) month period immediately following May 20, 2001 (the "Second

Tranche"); provided, that on each such vesting date, Executive has been continuously employed by the Company through such date. For avoidance of doubt, there shall be no proportionate or partial vesting in the periods prior to each vesting date and vesting shall occur only on the applicable vesting date pursuant to this Section 1(d). In the event that the Company has positive Adjusted Net Income (as defined below) for any twelve month period ending on the last day of a calendar quarter, the Second Tranche of the Restricted Stock shall immediately vest. Upon satisfaction of the vesting requirements set forth in this Section 1(d), the restrictions on the vested Restricted Stock, as set forth in Section 4 of this Agreement, shall lapse. Adjusted Net Income means the net income (loss) of the Company and its subsidiaries, on a consolidated basis, determined in accordance with GAAP, plus, to the extent deducted in computing net income (loss), (a) supplier warrant costs, (b) option payroll taxes, (c) stock compensation costs, (d) restructuring and other one-time charges and (e) preferred stock dividends.

      (e) To the extent vested hereunder, the Option may be exercised by Executive by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by this Agreement, shall specify the number of Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by Executive or other person then having the right to exercise the Option. Payment for Shares purchased upon the exercise of the Option shall be made on or before the effective date of such exercise by one or a combination of the following methods: (i) in cash or by personal check, certified check, bank cashier's check or wire transfer; (ii) if the Shares are traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers or a comparable National Market System (a "Public Market"), through a "cashless exercise" procedure whereby Executive delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price;
(iii) subject to the approval of the Committee, in Shares owned by Executive for at least six (6) months prior to the date of exercise (or such other period required by accounting standards to avoid a charge to Company earnings) and valued at their "Fair Market Value" on the effective date of such exercise; (iv) subject to the approval of the Committee, by such other provisions as the Committee may from time to time authorize; or (v) by any other method then generally available to holders of stock options issued under the Company's 1999 Omnibus Plan (the "Omnibus Plan"). For purposes of this Agreement, Fair Market Value shall have the same meaning as in the Omnibus Plan as in effect on the date hereof; provided, however, that, if Shares are no longer traded on a Public Market (which shall be deemed equivalent to being traded on a national securities exchange for purposes of the definition of Fair Market Value as used in the Omnibus Plan) at a time when their Fair Market Value is to be determined pursuant to this Agreement, then Fair Market Value shall mean as determined in good faith by the Committee without discount for being a minority interest.

            (f) Subject to the terms in this Agreement, certificates for Shares purchased upon the exercise of an Option shall be issued in the name of Executive or other person entitled to receive such Shares, and delivered to Executive or such other person as soon as practicable following the effective date on which the Option is exercised.

2. Shares; Adjustment Upon Certain Events

      (a) Shares to be issued under this Agreement shall be made available, at the discretion of the Board, either from authorized but unissued Shares, from issued Shares reacquired by the Company or from Shares purchased by the Company on the open market specifically for this purpose.

      (b) The existence of this Agreement and the Option and Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares, the authorization or issuance of additional Shares, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

      (c) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Executive under the Option, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to the Option's exercise price, to the number and kind of Shares, securities or other property (including cash) issued or issuable upon exercise of the Option, and to other terms and conditions of the Option, provided that the Option shall in no respect be treated less favorably with respect to such changes and adjustments than any stock option issued heretofore under the Omnibus Plan. The determination of the Committee, if made in good faith, shall be final and binding on the Company and the Executive.

3. Effect of Termination of Employment; Change in Control

      (a) Upon Executive's Termination without Cause or Termination for Good Reason, the Grant will immediately vest and, in the case of the Option, become exercisable (to the extent not then vested and, in the case of the Option, exercisable) with respect to (i) fifty percent (50%) of the Shares if the termination takes place prior to May 20, 2001; (ii) eighty three point three three percent (83.33%) of the Shares if the termination takes place on or after May 20, 2001 and prior to May 20, 2002; and (iii) one hundred percent (100%) of the Shares if the termination takes place thereafter.

      (b) Upon Executive's Termination of employment as the result of his death or a Termination for Disability, the Grant shall immediately vest as to fifty percent (50%) of Executive's then unvested Shares thereunder.

      (c) In the event of a Change in Control while the Executive is employed by the Company, the Grant will fully vest and, in the case of the Option, become exercisable in full (to the extent not then vested and, in the case of the Option, exercisable) with respect to all Shares subject to the Grant (i) six (6) months after the Change in Control if the Executive is then employed by the Company or, (ii) if earlier, at, after or in connection with or anticipation of the Change in Control, upon a Termination without Cause, Termination for Good Reason, Termination as the result of death, Termination for Disability or, (iii) immediately prior to the Change in Control, if the Grant is not continued, assumed or substituted for upon a Change in Control. For this purpose, the Grant will not be considered substituted for unless the terms and conditions of the substitute Grant are no less favorable to the Executive than those of the Grant.

      (d) Upon Executive's Termination for Cause or Termination without Good Reason, the unvested portion of the Grant shall be immediately forfeited and canceled.

      (e) Upon Termination of Executive's employment with the Company, the portion of the Grant that is not, and does not become, vested in accordance with the terms hereof shall be immediately forfeited. The vested portion of the Option shall expire on the earlier of (i) the tenth (10th) anniversary of the Grant Date, or (ii)(A) eighteen (18) months after any such Termination if the Termination is as of the result of

Executive's death, Termination for Disability, Termination without Cause, Termination for Good Reason, or non-extension of the Employment Term in accordance with Section 1 of the Employment Agreement as a result of notice from the Company, and (B) ninety (90) days after such Termination if such Termination is a result of Executive's Termination for Cause, voluntary Termination by Executive without Good Reason, or non-extension of the Employment Term in accordance with Section 1 of the Employment Agreement as a result of notice by Executive.

4. Nontransferability of Grant

      Except as otherwise provided herein, neither the Option nor any other rights hereunder shall be transferable by Executive otherwise than by will or under applicable laws of descent and distribution. The Option shall be exercisable, during Executive's lifetime only by Executive or his Permitted Transferees (as defined below). In addition, neither the Option nor any other rights hereunder shall, except as otherwise provided herein, be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process. Notwithstanding the foregoing, Executive may, upon providing written notice to the Company, elect to transfer all or any portion of the Option to members of his immediate family, including, but not limited to, children, grandchildren and spouse, or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners ("Permitted Transferees"), provided, however, that no such transfer by Executive may be made in exchange for consideration. Prior to the vesting of any Restricted Stock, no transfer of Executive's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by Executive.

5. Rights as a Stockholder

      Neither Executive nor his Permitted Transferees shall have any rights as a stockholder with respect to any Shares subject to the Option until Executive or his Permitted Transferees, as the case may be, shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect of any such Shares, except as otherwise specifically provided for herein.

6. Determinations

      Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Executive and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

7. Securities Representations

      If the Committee or Board determines that the law so requires, the holder of the Restricted Stock granted hereunder and the holder of the Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in a form satisfactory to the Company, representing and warranting that:

      (a) the holder has been advised that holder may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933 (the "Act") and in this connection the Company is relying in part on the holder's representations set forth in this Section;

      (b) the holder understands that the Restricted Stock and Shares received on any exercise of the Option must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to such Shares and the Company is under no obligation to register such Shares (or to file a "re-offer prospectus"), except as otherwise permitted herein;

      (c) the holder understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144, or any exemption therefrom are complied with and that any sale of the Restricted Stock or Shares acquired pursuant to the Option may be made only in limited amounts in accordance with such terms and conditions;

      (d) Shares acquired pursuant to the Option and/or the Restricted Stock are for the holder's own account and not acquired or obtained with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares;

      (e) in the event that the holder is permitted to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares acquired pursuant to the Option or the Restricted Stock, the holder may only do so pursuant to a registration statement under the Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required, and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) complies with the provisions of Rule 144 under the Act. A stop-transfer order will be placed on the books of the Company with respect to the certificates evidencing the Shares acquired pursuant to the Option or the Restricted Stock, and such certificates shall bear any required legends until such time as the Shares evidenced by such certificates shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that such registration is not required;

      (f) the holder has been advised that holder may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Securities Act") and that the holder may be subject to insider trading restrictions and reporting requirements on the purchase and sale of securities of the Company imposed under the Securities Act.

8. Other Conditions

      (a) Except as otherwise provided herein, the Company shall be under no obligation to effect the registration of the Restricted Stock or Option or any Shares acquired pursuant to the Option, pursuant to the Act or under any state laws, provided that, to the extent that stock options issued under the Omnibus Plan heretofore are then currently effectively registered on Form S-8 (or a successor form thereto), the Company shall use good faith efforts to similarly register the Option and the Shares acquired pursuant to the Option and the Restricted Stock and, if it cannot, shall (after consultation with Executive) use good faith efforts based in good faith consideration of other Company business activities and concerns and the available alternatives to take such other steps as are reasonably available to register the Restricted Stock and Shares acquired pursuant to the Option for resale by the Executive at such time as Executive wishes to sell them. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Restricted Stock and Shares acquired pursuant to the Option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded.

      (b) The transfer of any shares of Restricted Stock or Shares acquired pursuant to the Option shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee, may in its good faith discretion, defer the effectiveness of any transfer of Shares hereunder in order to allow the issuance of such Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Executive in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral, Executive may, by written notice, withdraw the portion of the Option exercise subject to the deferral and obtain the refund of any amount paid with respect thereto.

9. Withholding Taxes

      (a) Upon any exercise of the Option or vesting of the Restricted Stock, Executive will pay to the Company, or make arrangements satisfactory to the Company that are in compliance with applicable law regarding payment of, any U.S. federal, state or local taxes of any kind required by law to be withheld in respect of such exercise ("Tax Obligations"). If the Committee generally permits Tax Obligations with regard to stock options or restricted stock issued heretofore under the Omnibus Plan to be satisfied in a particular manner, to the extent legally permitted Executive may satisfy his Tax Obligations under this
Section 9(a) in the same manner;

      (b) The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Executive the amount of any Tax Obligations not timely satisfied pursuant to Section 9(a); and

      (c) In the event that any Tax Obligations are not satisfied on a timely basis pursuant to Sections 9(a) or 9(b), the Company may, but shall not be required to, pay such required withholding and treat such amount as a demand loan to Executive at the maximum rate permitted by law, with such loan, at the Company's sole discretion and, provided the Company so notifies Executive within thirty (30) days of the making of the loan, secured by the Shares to which such Tax Obligations relate and any failure by Executive to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by such Shares. The Company may hold as security any certificates representing such Shares and, upon demand of the Company, Executive shall deliver to the Company any certificates in Executive's possession representing such Shares together with a stock power duly endorsed in blank.

10. Additional Terms Relating to Restricted Stock

      (a) Issuance of Certificates.

            (i) Reasonably promptly after the Grant Date, the Company shall cause to be issued a certificate, registered in the name of Executive, evidencing the Shares of Restricted Stock; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such Shares of Restricted Stock. Each such certificate shall bear the following legend:

            THE TRANSFERABILITY OF THIS CERTIFICATE AND THE STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE STOCK OPTION AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH STOCK AND PRICELINE.COM. A COPY OF THE STOCK OPTION AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.

      Such legend shall not be removed until such Restricted Stock vests pursuant to the terms hereof.

            (ii) Each certificate issued pursuant to this Section 10(a), together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

      (b) Consequences of Vesting. Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 4 shall lapse with respect to such Restricted Stock. Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Executive a certificate evidencing such Stock, free of the legend set forth in Section 10(a).

11. Miscellaneous

      (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Executive.

      (b) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

      (c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

      (d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

      (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

      (f) The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

      (g) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the Executive Vice President and General Counsel.

      (h) To the extent not inconsistent with this Agreement or the Employment Agreement, the provisions of the Omnibus Plan shall apply to the Restricted Stock and Options granted herein as if the grant was under such Omnibus Plan and the Committee shall have the right to interpret and administer the grants made herein in the same manner as grants made under such Omnibus Plan.

      (i) This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of New York without reference to principles of conflict of laws.

      (j) The Company represents and warrants that it is duly authorized by its Board of Directors and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

      (k) Any dispute arising under, or relating to, this Agreement shall be resolved in accordance with Section 14 of the Employment Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        PRICELINE.COM INCORPORATED


                                        By: /s/ Richard Braddock
                                            ------------------------------------
                                            Richard Braddock
                                            Chairman of the Board
                                            Priceline.com Incorporated


                                        /s/ Robert Mylod
                                        ----------------------------------------
                                        Robert Mylod